UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A
(RULE 14a-101)

________________________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HOTH THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HOTH THERAPEUTICS, INC.
1 Rockefeller Plaza, Suite 1039

New York, NY 10020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 30, 2020

To the Shareholders of Hoth Therapeutics, Inc.:

The 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) of Hoth Therapeutics, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), will be held on Tuesday, June 30, 2020, at 12:00 p.m. Eastern Time. The 2020 Annual Meeting will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the 2020 Annual Meeting by visiting www.virtualshareholdermeeting.com/HOTH2020.

In addition to voting by submitting your proxy prior to the 2020 Annual Meeting, you also will be able to vote your shares electronically during the 2020 Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the 2020 Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1.	To elect members of the board directors to serve for a one-year term to expire at the 2021 annual meeting of shareholders;

2.	To ratify the appointment of WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	To transact such other business as may properly be brought before the 2020 Annual Meeting or any adjournment or postponement thereof.

Our Board unanimously recommends that you vote “FOR” the election of our Board’s director nominees (Proposal 1), and “FOR” the proposal to ratify the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2).

If you are a shareholder of record, you may vote in one of the following ways:

●	Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

●	Vote by Mail, by returning the enclosed proxy card (signed and dated) in the envelope provided;

●	Vote by phone by calling 1-800-690-6903; or

●	Vote online at the 2020 Annual Meeting at www.virtualshareholdermeeting.com/HOTH2020.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

The 2020 Annual Meeting will be a virtual shareholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The 2020 Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/HOTH2020 and entering your 16-digit control number (included on the Notice Regarding the Availability of Proxy Materials mailed to you).

Whether or not you plan to attend the 2020 Annual Meeting virtually, we urge you to take the time to vote your shares.

By Order of the Board of Directors,

/s/ Robb Knie
Robb Knie
Chief Executive Officer, President and Director

New York, NY
May 19, 2020

HOTH THERAPEUTICS, INC.
1 Rockefeller Plaza, Suite 1039

New York, NY 10020

PROXY STATEMENT

for the ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 30, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING TO BE HELD ON tuesday, june 30, 2020

The board of directors (“Board” or “Board of Directors”) of Hoth Therapeutics, Inc. (“Company,” “we,” “us,” or “our”) is soliciting the enclosed proxy for use at its 2020 annual meeting of shareholders (the “2020 Annual Meeting”). The 2020 Annual Meeting will be held on June 30, 2020 at 12:00 p.m. Eastern Time, and will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the 2020 Annual Meeting by visiting www.virtualshareholdermeeting.com/HOTH2020.

Our Board is asking you to vote your shares by completing, signing and returning the accompanying proxy card or vote over the Internet or by phone. If you attend the 2020 Annual Meeting in person, you may vote at the 2020 Annual Meeting even if you have previously returned a proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2020 Annual Meeting, you must obtain a proxy issued in your name from that record holder as described in more detail below.

We intend to begin mailing this proxy statement, the attached notice of the 2020 Annual Meeting, the enclosed proxy card, and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 on or about May 29, 2020 to all shareholders of record entitled to vote at the Annual Meeting. Only shareholders who owned our common stock on May 15, 2020 are entitled to vote at the Annual Meeting.

i

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the 2020 Annual Meeting:

Q:	Why are we holding the 2020 Annual Meeting?

A:	As a matter of good corporate practice, and in compliance with applicable corporate law and the Nasdaq Stock Market Rules, we hold a meeting of shareholders annually. This year’s meeting will be held on June 30, 2020. There will be at least two items of business that must be voted on by our shareholders at the 2020 Annual Meeting, and our Board is seeking your proxy to vote on these items. This proxy statement contains important information about us and the matters that will be voted on at the 2020 Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the 2020 Annual Meeting. This proxy statement summarizes information related to your vote at the 2020 Annual Meeting. All shareholders who find it convenient to do so are cordially invited to virtually attend the 2020 Annual Meeting. However, you do not need to attend the 2020 Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote over the Internet.

We intend to begin mailing this proxy statement, the attached notice of Annual Meeting, the enclosed proxy card, and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 on or about May 29, 2020 to all shareholders of record entitled to vote at the 2020 Annual Meeting. Only shareholders who owned our common stock on May 15, 2020 are entitled to vote at the 2020 Annual Meeting.

Q:	Who is entitled to vote?

A:	Only shareholders of record as of the close of business on May 15, 2020 (the “Record Date”) will be entitled to notice of, and to vote at, the 2020 Annual Meeting. A list of shareholders eligible to vote at the 2020 Annual Meeting is available for inspection at any time up to the 2020 Annual Meeting. If you would like to inspect the list, please call our Corporate Secretary at (646) 756-2997 to arrange a visit to our offices.

Q:	How many shares of common stock can vote?

A:	There were 11,595,273 shares of common stock issued and outstanding as of the close of business on the Record Date. Each shareholder entitled to vote at the 2020 Annual Meeting may cast one vote for each share of common stock owned by him, her or it which has voting power upon each matter considered at the 2020 Annual Meeting.

Q:	What may I vote on?

A:	You may vote on the following matters:

1.	the election of members of the Board to serve for a one-year term to expire at the 2021 annual meeting of shareholders;

2.	the ratification of the appointment of WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	any other business that may properly come before the 2020 Annual Meeting and any adjournment or postponement thereof.

Q:	Will any other business be presented for action by shareholders at the 2020 Annual Meeting?

A:	Management knows of no business that will be presented at the 2020 Annual Meeting other than Proposals 1 and 2. If any other matter properly comes before the 2020 Annual Meeting, the person named as proxy in the proxy card intends to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with his judgment on the matter.

Q:	How does the Board recommend that I vote on each of the proposals?

A:	Our Board recommends a vote “FOR” the director nominees (Proposal 1) and “FOR” the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2).

Q:	How do I vote my shares?

A:	The answer depends on whether you own your shares of common stock directly (that is, you hold shares that show your name as the registered shareholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own your shares directly (i.e., you are a “registered shareholder”): your proxy is being solicited directly by us, and you can vote by mail, over the Internet, over the phone or you can vote at the 2020 Annual Meeting if you virtually attend the meeting.

If you wish to vote by mail, please do the following: (i) sign and date the proxy card, (ii) mark the boxes indicating how you wish to vote, and (iii) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxy will vote your shares “FOR” the director nominees, “FOR” the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and, in his discretion, on any other matter that properly comes before the 2020 Annual Meeting. Unsigned proxy cards will not be counted.

If you wish to vote over the Internet, go to www.proxyvote.com. Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on June 29, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. There may be costs associated with electronic access, such as usage charges from Internet access providers that must be paid by the shareholder. The Internet voting procedures are designed to authenticate a shareholder’s identity to allow a shareholder to vote his, her or its shares and confirm that his, her or its instructions have been properly recorded. Voting over the Internet authorizes the named proxy to vote your shares in the same manner as if you had submitted a validly executed proxy card.

If you wish to vote by telephone, you may vote by calling 1-800-690-6903.

If you wish to vote during the meeting, go to www.virtualshareholdermeeting.com/HOTH2020. You will be able to attend the 2020 Annual Meeting online, vote your shares electronically until voting is closed and submit your questions during the Annual Meeting.

If you hold your shares through a broker, bank or other nominee: If you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares virtually at the 2020 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares virtually at the 2020 Annual Meeting. A voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote via the Internet or by telephone. Please refer to the instructions provided with your voting instruction card for information about voting. See also “Will my shares be voted if I do not return my proxy?” below.

Q:	What is a proxy?

A:	A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxy Robb Knie, our Chief Executive Officer. He may act on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to virtually attend the 2020 Annual Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q:	Will my shares be voted if I do not return my proxy?

A:	If your shares are registered directly in your name, your shares will not be voted if you do not vote by returning your proxy by mail, over the phone or over the Internet before the 2020 Annual Meeting or virtually at the 2020 Annual Meeting.

If your shares are held in “street name,” your brokerage firm, bank or other nominee may, under certain circumstances, vote your shares if you do not timely return your voting instructions. Brokers, banks or other nominees can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return voting instructions to your brokerage firm, bank or other nominee to vote your shares, your brokerage firm, bank or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.

Proposal 1, election of directors, is a non-discretionary matter. If you do not instruct your brokerage firm, bank or other nominee how to vote with respect to this proposal, your brokerage firm, bank or other nominee may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

Proposal 2, ratification of the selection of our independent registered public accounting firm, is considered a discretionary matter, and your brokerage firm, bank or other nominee will be able to vote on this proposal even if it does not timely receive instructions from you, so long as it holds your shares in its name.

We encourage you to timely provide voting instructions to your brokerage firm, bank or other nominee. This ensures that your shares will be voted at the 2020 Annual Meeting according to your instructions. You should receive directions from your brokerage firm, bank or other nominee about how to submit your voting instructions to them.

Q:	What if I want to change my vote or revoke my proxy?

A:	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2020 Annual Meeting. To do so, you must do one of the following:

1.	Vote over the Internet as instructed above. Only your latest Internet vote is counted. You may not revoke or change your vote over the Internet after 11:59 p.m. Eastern Time on June 29, 2020.

2.	Sign a new proxy and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 who must receive the proxy card no later than June 29, 2020. Only your latest dated proxy will be counted.

3.	Virtually attend the 2020 Annual Meeting and vote electronically at the meeting. Virtually attending the 2020 Annual Meeting alone will not revoke your Internet vote or proxy submitted by mail, as the case may be.

4.	Give our Corporate Secretary written notice before or at the 2020 Annual Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm, or other nominee. You may also vote electronically at the 2020 Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a broker’s legal proxy as described in the answer to the question “How do I vote my shares?” above.

Q:	What is a quorum?

A:	The holders of a majority of the 11,595,273 shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the 2020 Annual Meeting. If you choose to have your shares represented by proxy at the 2020 Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the 2020 Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the 2020 Annual Meeting until a quorum is present.

Q:	What vote is required to approve each matter and how are votes counted?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR” “AGAINST” “ABSTAIN”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the 2020 Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

(1)	A vote marked as “ABSTAIN” will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.

(2)	A vote marked as “ABSTAIN” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

Q:	What if additional proposals are presented at the 2020 Annual Meeting?

A:	We do not intend to bring any other matter for a vote at the 2020 Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the 2020 Annual Meeting, your proxy is authorized to vote on your behalf using his judgment.

Q:	Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?

A:	Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for their service as described later in this Proxy Statement under the heading “Proposal 1: Election of Directors — Corporate Governance —Non-Employee Director Compensation.”

Q:	How many shares do the affiliates, directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A:	Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 17.27% of our outstanding common stock and are expected to vote in favor of the election of the six director nominees set forth in this proxy statement and in favor of the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Q:	Who will count the votes?

A:	Jane H. Behrmann, our Vice President of Operations, will serve as our inspector of elections and will count the votes cast by proxy and the votes cast in person at the 2020 Annual Meeting.

Q:	Who can attend the 2020 Annual Meeting?

A:	All shareholders are invited to attend the 2020 Annual Meeting.

Q:	How do I attend the 2020 Annual Meeting?

A:	The 2020 Annual Meeting will be held on June 30, 2020 at 12:00 p.m. Eastern Time in a virtual format online at www.virtualshareholdermeeting.com/HOTH2020.

Q:	Why a virtual meeting?
A:	We are pleased to offer our shareholders a completely virtual 200 Annual Meeting, which provides worldwide access, improved communication and cost savings for our shareholders and the Company.
Q:	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q:	Are there any expenses associated with collecting the shareholder votes?

A:	We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our shareholders. We do not anticipate hiring an agency to solicit votes from shareholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Our officers and other employees may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:	Where can you find the voting results?

A:	Voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the 2020 Annual Meeting.

Q:	Who is our Independent Registered Public Accounting Firm, and will they be represented at the 2020 Annual Meeting?

A:	Withum served as our independent registered public accounting firm for the fiscal year ended December 31, 2019 and audited our financial statements for such fiscal year as of December 31, 2019. Withum has been selected by the audit committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2020. We expect that one or more representatives of Withum will be virtually present at the 2020 Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the 2020 Annual Meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board currently consists of six directors, and their terms will expire at the 2020 Annual Meeting. Directors are elected at the annual meeting of shareholders each year and hold office until their resignation or removal or their successors are duly elected and qualified.

Robb Knie, Vadim Mats, Kenneth Rice, David Sarnoff, Graig Springer and Wayne Linsley have each been nominated to serve as directors and have agreed to stand for election. If the nominees are elected at the 2020 Annual Meeting, then each nominee will serve for a one-year term expiring at the 2021 annual meeting of shareholders and until his successor is duly elected and qualified.

Under our Amended and Restated Bylaws, a plurality of the votes cast at the 2020 Annual Meeting is required to elect a nominee as a director. With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Any nominee receiving more votes FOR than AGAINST will be elected. If you ABSTAIN, your shares will be counted as present and entitled to vote for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm, bank or other nominee in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm, bank or other nominee cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or AGAINST any nominee. As a result, such “broker non-votes” or voting to ABSTAIN will have no effect on the voting on Proposal 1.

If no contrary indication is made, proxies will be voted “FOR” Robb Knie, Vadim Mats, Kenneth Rice, David Sarnoff, Graig Springer and Wayne Linsley or, in the event that any such individual is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

Recommendation of our Board

Our Board unanimously recommends that the shareholders vote “FOR” the election of all of our director nominees at the 2020 Annual Meeting.

Nominees for Election to the Board

Nominee	Age	Position(s)
Robb Knie	51	President, Chief Executive Officer and Director
Vadim Mats	36	Director
Kenneth Rice	66	Director
David Sarnoff	52	Director
Graig Springer	40	Director
Wayne Linsley	63	Director

Nominees for Election to the Board for a Term Expiring at the 2021 Annual Meeting of Shareholders

Robb Knie

Robb Knie has served as President and Chief Executive Officer and as a director of the Company since May 2017 and served as our principal financial and accounting officer from June 2018 until March 2019. Mr. Knie has served as the President of Equity Research and a corporate advisor of Lifeline Industries Inc. since its inception in 1995. From 2002 to 2010 he was a Semiconductor Analyst for PAW Partners. From 1993 until 1995, Mr. Knie served as Northeast Regional Manager of American Express Financial Advisors. Mr. Knie served as a board member of Inventergy Global, Inc. (NASDAQ: INVT) from December 2013 until October 2014. We believe that Mr. Knie is qualified to serve as a director because of his business and leadership experience and experience as a board member of public companies.

Vadim Mats

Vadim Mats has served as a director of the Company since May 2017. Since March 2018, Mr. Mats has served as the Chief Financial Officer and Chief Operating Officer of Grand Private Equity. Mr. Mats consults with multiple companies in a range of industries on all aspects of finance, accounting, tax and operations. From June 2010 to December 2016, Mr. Mats was Chief Financial Officer of Whalehaven Capital. Mr. Mats also served as the Assistant Controller at Eton Park Capital Management, LP, a multi-strategy fund, from July 2007 to December 2009. From June 2006 to July 2007, Mr. Mats was a Senior Fund Accountant at The Bank of New York Mellon (NYSE: BK), where he was responsible for over fifteen funds. From 2011 until March 2017, Mr. Mats served as Director and Chair of the Audit Committee of Wizard World Inc. (OTCQB: WIZD). Mr. Mats holds a Master of Science degree in accounting and finance and a Bachelor’s degree in Business Administration specializing in finance and investments from the Zicklin School of Business at Bernard Baruch College. Further, Mr. Mats is a CAIA© Charterholder and a Certified Public Accountant in the State of New York. We believe that Mr. Mats is qualified to serve as a director because of his experience as a board member of a public company and his knowledge with respect to finance, accounting, tax, and operations matters.

Kenneth Rice

Kenneth Rice has served as a director of the Company since May 2017. In addition, since October 2017, Mr. Rice has served as Chief Executive Officer of Alderaan Group LLC, a consulting services company. Mr. Rice served as the Executive Vice President and Chief Financial Officer of LikeMinds, Inc., an affiliate of Alseres Pharmaceuticals, Inc. (“Alseres”) from 2015 through March 2019. From 2005 through March 2019, Mr. Rice served as the Executive Vice President, Chief Financial Officer and in-house counsel to Alseres. In addition, since 2012, Mr. Rice has served as Executive Chairman of Chelexa. From August 1999 through March 2001, Mr. Rice served as Vice President and Chief Financial Officer of MacroChem Corporation, a publicly-traded drug delivery company. Mr. Rice received his Bachelor of Science degree from Babson College, his MBA from Babson College, his Juris Doctorate from Suffolk University Law School and his LLM from Boston University Law School. We believe that Mr. Rice is qualified to serve as a director because of his over 25 years of experience in operations, finance, marketing and sales and business development in both private and public life science companies.

David B. Sarnoff

David Sarnoff has served as a director of the Company since August 2018. Since June 2015, Mr. Sarnoff has served as the founder and Principal of Sarnoff Group, LLC, and since January 2019, he has served as the Director of Strategic Partnerships and Executive Leadership Coach at Loeb Leadership. From October 2003 until June 2015, Mr. Sarnoff served as the co-founder and Principal of Morandi, Taub & Sarnoff LLC, an executive search firm, and from July 1998 until October 2003 he served as a Legal Recruiter for Schneider Legal Search, Inc. From August 1994 until July 1998, Mr. Sarnoff served as a litigation associate attorney at Wachtel Missry LLP (formerly known as Gold & Wachtel LLP). Since July 2018, Mr. Sarnoff has served as a member of the advisory committee of the New Jersey Association of School Resource Officers. From January 2015 until January 2018, Mr. Sarnoff served as board President of Fort Lee Board of Education and served as a board member from January 2013 through January 2019. Mr. Sarnoff received his Juris Doctor from Rutgers University School of Law and his bachelor of arts from Hofstra University. Mr. Sarnoff is admitted to the New York and New Jersey (retired status) state bars. We believe that Mr. Sarnoff is qualified to serve as a director because of his legal experience as well as his extensive experience in executive leadership and business development.

Graig Springer

Graig Springer has served as a director of the Company since February 2020. From May 2019 to August 2019, Mr. Springer assisted with product development and governance at Invesco U.S., an investment management company, and from December 2013 to May 2019, he served in various capacities at OppenheimerFunds, Inc., an investment management company acquired by Invesco U.S., including distribution compliance and product development. In addition, Mr. Springer served on the Sub-Adviser Oversight Committee at OppenheimerFunds, Inc. Mr. Springer received his Bachelor of Arts from Columbia University and his Juris Doctor from Fordham University School of Law. We believe that Mr. Springer is qualified to serve as a director because of his fifteen years of experience within the financial services industry overseeing and advising firms’ compliance with federal rules and regulations.

Wayne Linsley

Wayne Linsley has served as a director of the Company since April 2020. Since 2011, Mr. Linsley has served as the Vice President of Operations of CFO Oncall, Inc., a company that provides financial management and CFO services, and since 2010 he has served as the Managing Member of Flagship Advisory & Management Group, LLC, a management consulting firm. In addition, since 2019, Mr. Linsley has served as the Chief Executive Officer and sole owner of Executive Outsource Group, Inc., a company that provides financial reporting services. Mr. Linsley has served in various other capacities including Alternate Channels Manager of Mettel; Director of Channel Sales of Impsat, USA; National Accounts Manager of Venali, Inc; and Director of Sales of Broadview Networks. Since January 2020, Mr. Linsley has served as a member of the board of directors of Uppercut Brands, Inc. Mr. Linsley received his bachelor of business administration degree in accounting/business administration from Siena College. We believe Mr. Linsley is qualified to serve as a member of the Board because he has over forty years of business management experience including accounting, audit support and financial reporting.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our shareholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Business Conduct and Ethics which applies to all of our officers, directors and employees and charters for our audit committee, our compensation committee and our nominating and corporate governance committee. We have posted copies of our Code of Business Conduct and Ethics, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.hoththerapeutics.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any shareholder upon written request to Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, NY 10020, Attn: Corporate Secretary.

Director Independence

Our board of directors has determined that a majority of the board consists of members who are currently “independent” as that term is defined under NASDAQ Listing Rule 5605(a)(2). The Board considers Vadim Mats, David Sarnoff, Graig Springer and Wayne Linsley and to be “independent.”

Board Leadership Structure and Role in Risk Oversight

The Company does not have a formal policy regarding the separation of its Chair and Chief Executive Officer positions. Robb Knie serves as Chairman of the Board and Chief Executive Officer of the Company. Due to the size of our Company, we believe that this structure is appropriate. We believe that the fact that four of the six members of the Board are independent reinforces the independence of the Board in its oversight of our business and affairs, and provides for objective evaluation and oversight of management’s performance, as well as management accountability. Furthermore, the Board believes that Mr. Knie  is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In addition, the Board believes that the combined role of Chairman and Chief Executive Officer strengthens the communication between the Board and management. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Knie is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board. We therefore believe that the creation of a lead independent director position is not necessary at this time.

Board Meetings

During the fiscal year ended December 31, 2019, our Board held a total of two meetings. All of the directors attended every meeting of our Board. Our audit committee met four times and our compensation committee and our nominating and corporate governance committee did not meet during the fiscal year ended December 31, 2019. All of the directors attended every committee meeting.

Committees of Our Board of Directors

Our board of directors directs the management of our business and affairs, as provided by Nevada law, and conducts its business through meetings of the board of directors and its standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Our board of directors has determined that all of the members of the audit committee, the compensation committee and the nominating and corporate governance committee are independent as defined under the applicable rules of The Nasdaq Capital Market, including, in the case of all of the members of our audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In making such determination, the board of directors considered the relationships that each director has with our Company and all other facts and circumstances that the board of directors deemed relevant in determining director independence, including the beneficial ownership of our capital stock by each director.

Audit Committee

Our audit committee will be responsible for, among other things:

●	approving and retaining the independent registered public accounting firm to conduct the annual audit of our consolidated financial statements;

●	reviewing the proposed scope and results of the audit;

●	reviewing and pre-approval of audit and non-audit fees and services;

●	reviewing accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff;

●	reviewing and approving transactions between us and our directors, officers and affiliates;

●	establishing procedures for complaints received by us regarding accounting matters;

●	overseeing internal audit functions, if any; and

●	preparing the report of the audit committee that the rules of the Securities and Exchange Commission require to be included in our annual meeting proxy statement.

Our audit committee consists of Wayne Linsley, David Sarnoff and Graig Springer, with Wayne Linsley serving as chair. Each member of our audit committee meets the financial literacy requirements of the Nasdaq rules. In addition, our board of directors has determined that Wayne Linsley qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our board of directors adopted a written charter for the audit committee, which is available on our principal corporate website at www.hoththerapeutics.com.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and recommending the compensation arrangements for management, including the compensation for our president and chief executive officer;

●	establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administering our stock incentive plans; and

●	preparing the report of the compensation committee that the rules of the Securities and Exchange Commission require to be included in our annual meeting proxy statement.

Our compensation committee consists of Wayne Linsley, Vadim Mats and David Sarnoff, with Wayne Linsley serving as chair.

Our board of directors adopted a written charter for the compensation committee, which is available on our principal corporate website at www.hoththerapeutics.com.

Nominating and Governance Committee

Our nominating and governance committee is responsible for, among other things:

●	identifying and nominating members of the board of directors;

●	developing and recommending to the board of directors a set of corporate governance principles applicable to our Company; and

●	overseeing the evaluation of our board of directors.

Our nominating and corporate governance committee consists of Vadim Mats, David Sarnoff and Graig Springer with Vadim Mats serving as chair.

Our board of directors adopted a written charter for the nominating and corporate governance committee, which is available on our principal corporate website at www.hoththerapeutics.com.

Director Nominations Process

Our nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of shareholders, the nominating and corporate governance committee considers the criteria set forth in the nominating and corporate governance committee charter. Specifically, the nominating and corporate governance committee may take into account many factors, including personal and professional integrity, experience relevant to the Company’s industry, diversity of background and perspective including, but not limited to, with respect to gender and ethnicity and any other relevant qualifications, attributes or skills.

We consider diversity a meaningful factor in identifying director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates, other personal and professional pursuits, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board or shareholders. The nominating and corporate governance committee also may, but need not, retain a third-party search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

The nominating and corporate governance committee will also consider potential nominees submitted by shareholders in accordance with the procedures set forth in our Amended and Restated Bylaws and other processes adopted from time to time for submission of director nominees by shareholders, and such candidates will be considered and evaluated under the same criteria described above. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, NY 10020.

Scientific Advisory Board

In July 2017, the board of directors formed a Scientific Advisory Board (formerly known as the Technology Advisory Board). The members of such board are as follows: (i) Dr. Richard Granstein, Dr. Gurjit Hershey, Dr. William Weglicki, Dr. Vincent Njar, Dr. Glenn Cruse and Dr. Adam Friedman as Medical Doctor members and (ii) Dr. Andrew Herr, Sergio Traversa and Dr. Stefanie Johns as Non-Medical Doctor members.

Code of Ethics and Code of Conduct

We adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website at www.hoththerapeutics.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the Corporate Governance page of the Investors section of our website at www.hoththerapeutics.com or will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

Director Attendance at Annual Meetings

Our policy is that directors should attend our annual meetings of shareholders.

Shareholder Communications with our Board

Shareholders and other interested persons seeking to communicate with our Board must submit their written communications to our Secretary at Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, NY 10020. Such communications must include the number of Company securities owned, beneficially or otherwise, by the person issuing the communication. Our Secretary will forward such communications to the Board and to any individual member of our Board to whom any communication is specifically addressed. Our Board (and any individual director to whom the communication was specifically addressed) will determine what further steps are appropriate depending on the facts and circumstances outlined in the communication.

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during the fiscal year ended December 31, 2019. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2019.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Vadim Mats	30,000	-	147,120	-	-	-	177,120
Kenneth Rice	45,000	-	147,120	-	-	-	192,120
Anthony Hayes (1)	30,000	-	147,120	-	-	-	177,120
David Sarnoff	30,000	-	147,120	-	-	-	177,120

(1)	Resigned as a member of the board of directors on April 15, 2020.

Non-Employee Director Compensation Policy

Our directors will receive $30,000 cash compensation per year for their service on the board of directors, as well as reimbursement for out-of-pocket expenses with respect to such directors’ attendance at meetings of the board of directors of the Company. Committee chairs receive an additional one-time $6,000 cash compensation upon appointment for their added services in such roles. In addition, non-employee directors received options to purchase up to 35,000 shares of the Company’s common stock at an exercise price of $5.26 per share.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at www.hoththerapeutics.com.

In the performance of its oversight function, the audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019 with management and with our independent registered public accounting firm. In addition, the audit committee has discussed the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, with Withum, our independent registered public accounting firm for the fiscal year ended December 31, 2019. The audit committee has also received and reviewed the written disclosures and the letter from Withum required by the applicable requirements of the PCAOB and has discussed with Withum their independence from us.

Based on the review and discussions referenced above, the audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Audit Committee:

David Sarnoff

Anthony Hayes

Graig Springer

The foregoing report of the audit committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Mr. Knie, whose biography is included under the heading “Proposal 1: Election of Directors” set forth above:

Name	Age	Position(s)
Robb Knie	51	President, Chief Executive Officer and Director
David Briones	44	Chief Financial Officer

David Briones

David Briones served as Chief Financial Officer of the Company since March 5, 2019 and has over nineteen years of public accounting and executive level experience. He consults with various public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Since May 2018, Mr. Briones has served as Executive Chair of Zovis Pharmaceuticals, and since October 2010, he has served as the managing member and founder of Brio Financial Group, LLC, a financial reporting consulting firm. In addition, since August 2013, Mr. Briones has served as Chief Financial Officer of Petro River Oil Corp., an independent energy company focused on the exploration and development of conventional oil and gas assets. Mr. Briones has also served as interim Chief Financial Officer of AdiTx Therapeutics, Inc., a pre-clinical stage, life sciences company with a mission to prolong life and enhance life quality of transplanted patients, since January 2018. From October 2017 to May 2018, Mr. Briones served as the Chief Financial Officer of Bitzumi, Inc., a Bitcoin exchange and marketplace. Prior to founding Brio Financial Group, LLC, Mr. Briones was an auditor with Bartolomei Pucciarelli, LLC in Lawrenceville, New Jersey and PricewaterhouseCoopers LLP in New York, New York. Mr. Briones received a BS in accounting from Fairfield University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal year ended December 31, 2019 and 2018 to our principal executive officer and one additional officer (collectively, the “named executive officers”):

●	Robb Knie, Chief Executive Officer; and

●	Jane H. Behrmann, Vice President of Operations.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Robb Knie	2019	350,000	175,000	-	1,050,858	-	-	-	1,575,858
Chief Executive Officer and President	2018	250,000	-	58,170	-	-	-	-	308,170
Jane H. Behrmann	2019	123,780	-	-	210,172	-	-	-	333,952
Vice President of Operations	2018	52,083	-	5,000	-	-	-	-	57,083

Outstanding Equity Awards at December 31, 2019

The following table provides information regarding option awards held by each of our named executive officers that were outstanding as of December 31, 2019. There were no stock awards or other equity awards outstanding as of December 31, 2019.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date
Robb Knie	250,000	—	5.26	12/24/2029
Chief Executive Officer
Jane H. Behrmann	50,000	—	5.26	12/24/2029
Vice President of Operations

Employment Agreements

Robb Knie Employment Agreement

On February 20, 2019, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Robb Knie, the Company’s Chief Executive Officer in connection with the IPO. The term of the Employment Agreement will continue for a period of one year from the date of execution and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to review at least six months prior to the expiration of the then effective term. Mr. Knie’s base salary was increased to $350,000 per year upon completion of the IPO. Mr. Knie is eligible to receive an annual bonus of up to $100,000 per year at the discretion of the compensation committee of the Company. Mr. Knie is also entitled to participate in any and all Benefit Plans (as defined in the Employment Agreement), from time to time, in effect for senior executives, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

The Employment Agreement may be terminated upon (i) Mr. Knie’s death, (ii) Mr. Knie’s Total Disability (as defined in the Employment Agreement), (iii) expiration of the term if either party has provided a timely non-renewal notice, (iv) at Mr. Knie’s option (A) upon 90 days prior written notice; provided, however, Mr. Knie may terminate the Employment Agreement by providing written notice at any time within 40 days of the consummation of a Change in Control Transaction (as defined in the Employment Agreement) or (B) for Good Reason (as defined in the Employment Agreement); or (v) at the Company’s option (A) for Cause (as defined in the Employment Agreement) or (B) upon 90 days prior written notice without Cause (as defined in the Employment Agreement).

Upon the termination of Mr. Knie’s employment for any reason, whether by Mr. Knie or by the Company, Mr. Knie shall be paid accrued but unpaid compensation and vacation pay through the date of termination and any other benefits accrued to him under any Benefit Plans (as defined in the Employment Agreement) outstanding at the date of termination and the reimbursement of expenses incurred on or prior to such date (the “Severance Package”). In addition to the Severance Package, upon Mr. Knie’s termination for death or Total Disability (as defined in the Employment Agreement), Mr. Knie or his estate or beneficiaries, as applicable, shall receive (i) 12 months base salary at the then current rate and (ii) payment on a pro-rated basis of any annual bonus or other payments earned in connection with any bonus plan to which the Mr. Knie was a participant as of the date of death or Total Disability. Upon Mr. Knie’s termination for Good Reason (as defined in the Employment Agreement), without Cause (as defined in the Employment Agreement) or Mr. Knie’s termination upon 90 days prior written notice to the Company or notice to the Company within 40 days of the consummation of a Change in Control Transaction (as defined in the Employment Agreement), in addition to the Severance Package, Mr. Knie shall receive (i) 12 months base salary at the then current rate, (ii) payment on a pro-rated basis of any annual bonus or other payments earned in connection with any bonus plan to which the Mr. Knie was a participant as of the date of termination and (iii) any equity grants to Mr. Knie shall be immediately vested upon termination. The Employment Agreement also contains covenants prohibiting Mr. Knie from disclosing confidential information with respect to the Company.

Jane Behrmann Employment Agreement

On November 12, 2019, the Company entered into an Amended and Restated Employment Agreement (the “Behrmann Employment Agreement”) with Jane Behrmann pursuant to which Ms. Behrmann will continue to serve as Vice President of Operations of the Company. The term of the Behrmann Employment Agreement will continue for a period of one year from the date of execution and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to review at least 30 days prior to the expiration of the then effective term. Pursuant to the terms of the Behrmann Employment Agreement, Ms. Behrmann’s base salary was increased to $175,000, and Ms. Behrmann shall continue be entitled to earn a bonus, subject to the sole discretion of the Company’s Board. In addition, Ms. Behrmann shall continue be eligible to receive awards pursuant to the Company’s equity incentive plans, subject to the sole discretion of the Company’s Compensation Committee. Ms. Behrmann is also entitled to participate in any and all Employee Benefit Plans (as defined in the Behrmann Employment Agreement), from time to time, that are then in effect along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

The Behrmann Employment Agreement may be terminated by either the Company or Ms. Behrmann at any time and for any reason upon 10 days prior written notice. Upon termination of the Behrmann Employment Agreement, Ms. Behrman shall be entitled to (i) any equity award that has vested prior to the termination date, (ii) reimbursement of expenses incurred on or prior to such termination date and (iii) such employee benefits to which Ms. Behrmann may be entitled as of the termination date (collectively, the “Accrued Amounts”). The Behrmann Employment Agreement shall also terminate upon Ms. Behrmann’s death or the Company may terminate Ms. Behrmann’s employment upon her Disability (as defined in the Behrmann Employment Agreement). Upon the termination of Ms. Behrmann’s employment for death or Disability, Ms. Behrmann shall be entitled to receive the Accrued Amounts. The Behrmann Employment Agreement also contains covenants prohibiting Ms. Behrmann from disclosing confidential information with respect to the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2019 and December 31, 2018 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Laidlaw & Company (UK) Ltd.

On July 6, 2017, we entered into an engagement agreement with  Laidlaw & Co. (UK) Ltd. (“Laidlaw”). We agreed to pay Laidlaw a fee in the amount of 10% of the gross proceeds of the private placement of our securities received from investors at the closing of such offering. During the year ended December 31, 2018, we paid Laidlaw an aggregate of $174,180 (including expenses of Laidlaw’s legal counsel) pursuant to such agreement, inclusive of a non-accountable expense reimbursement equal to 2% of the gross proceeds received from investors during such period.

On February 14, 2019, we entered into an underwriting agreement with Laidlaw pursuant to which we paid Laidlaw a fee in the amount of 7% of the gross proceeds of our initial public offering, or $490,000. We also reimbursed Laidlaw for certain out-of-pocket expenses, including the fees and disbursements of their counsel, up to an aggregate of $200,000. In addition, Laidlaw received five-year warrants to purchase 50,000 shares of our common stock at an exercise price of $7.00 per share.

On August 16, 2019, we consummated a private offering of units which each unit consisting of one share of our common stock and a warrant to purchase one-half share of our common stock. In connection with the offering, we paid Laidlaw a fee of $294,454.40. In addition, Laidlaw received five-year warrants to purchase 61,113 shares of our common stock at an exercise price of $5.00 per share.

Chelexa Biosciences, Inc.

On May 26, 2017, we entered into a sublicense agreement with Chelexa Biosciences, Inc. (“Chelexa”), as amended on August 22, 2018 and August 29, 2018. Kenneth Rice, a member of our board of directors is the Executive Chairman of Chelexa. Pursuant to the terms of the sublicense agreement, Chelexa granted us an exclusive worldwide sublicense to use the BioLexa Platform, a proprietary, patented, drug compound platform developed at the University of Cincinnati. Furthermore, pursuant to the terms of the sublicense agreement, we will pay Chelexa up to an aggregate of $3.8 million, of which $300,000 has been paid. Such amount consists of total milestone payments of $3.5 million in addition to payments by us of certain licensing fees and all development and commercialization expenses. In addition, we will also be required to pay sales-based royalties at percentages which range from mid to high single digits, with high sales volumes being subject to lower royalty rates. We also issued Chelexa 250,000 shares of our common stock, as well as an additional 476,943 shares of our common stock which was 10% of our fully-diluted equity at May 26, 2017, as adjusted, until such time that we had raised a minimum of $3,000,000 (the “Preemptive Right”). We have issued Chelexa an aggregate of 476,943 additional shares of common stock pursuant to a Preemptive Right, and because we have raised more than $3,000,000, the Preemptive Right has terminated. The sublicense agreement shall terminate on the later of April 16, 2034 or the last to expire patent in the Patent Rights (as defined in the sublicense agreement) (the “Sublicense Term”). We have the right of first refusal, in our sole discretion, to renew the Sublicense Term. We may terminate the sublicense agreement at any time upon twelve months prior notice. In the event we are in default of any of our material obligations under the sublicense agreement, Chelexa may, at its option upon 90 days prior written notice, terminate the sublicense agreement if we do not cure such default prior to the expiration of such 90 day period. In addition, at any time after May 26, 2018, Chelexa may, at its sole discretion, terminate or render the license non-exclusive if, in Chelexa’s judgment the Progress Reports (as defined in the sublicense agreement) furnished by us does not demonstrate that we used our best commercial efforts to develop and seek regulatory approval for the BioLexa Platform in the Territory (as defined in the sublicense agreement) and in the Field (as defined in the sublicense agreement) and /or is engaged in manufacturing, marketing or sublicensing activity which is reasonably expected to keep the BioLexa Platform reasonably available to the public. The sublicense agreement will automatically terminate upon the expiration of the UC License (as defined in the sublicense agreement).

AIkido Pharma Inc.

In connection with the sale of 1,700,000 the shares of common stock, on June 30, 2017, we entered into a registration rights agreement (“AIkido RRA”) with AIkido Pharma Inc. (formerly known as Spherix Incorporated) (“Aikido”), a company in which Anthony Hayes, a former member of our board of directors, is the Chief Executive Officer and member of the board of directors, pursuant to which we agreed, among other things, to file with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), that covers the resale of 1,700,000 shares of common stock issued to AIkido pursuant to a securities purchase agreement between us and AIkido and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (the “AIkido Registrable Securities”). Pursuant to the AIkido RRA, we are obligated to use our best efforts to have the registration statement declared effective by the SEC as soon as practicable after it is filed with the SEC, but in no event later than the applicable Effectiveness Date. “Effectiveness Date” means with respect to the initial registration statement required to be filed pursuant to the AIkido RRA, the 18 month anniversary of the closing date of the transactions contemplated by the securities purchase agreement and, with respect to any additional registration statements which may be required pursuant to the AIkido RRA, the earliest practical date on which we are permitted to go effective on such additional registration statement; provided, however, that, in the event we are notified by the SEC that one or more of the above registration statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such registration statement shall be the fifth trading day following the date on which we are so notified if such date precedes the dates otherwise required above. In addition, pursuant to the terms of the AIkido RRA, without the consent of AIkido, neither we nor any of our security holders may include our securities in any registration statements other than the AIkido Registrable Securities. Furthermore, subject to certain exemptions, if at any time during the Effectiveness Period there is not an effective registration statement covering all of the AIkido Registrable Securities and we shall determine to prepare and file with the SEC a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of our equity securities, then we shall deliver to AIkido a written notice of such determination and, if within 15 days after the date of the delivery of such notice, AIkido notifies us in writing, we must include in such registration statement all or any part of such AIkido Registrable Securities requested to be registered by AIkido.

In addition, we entered into a lock-up leak-out agreement with AIkido pursuant to which AIkido and its affiliates have agreed to not take certain actions, including exercising their registration rights, until the 36 month anniversary of our initial public offering.

Pursuant to such agreement and the AIkido RRA, we have registered 70,000 of the AIkido Registrable Securities for resale on a registration statement on Form S-1. In addition, as of the date hereof, we have registered an aggregate of 170,000 of the AIkido Registrable Securities for distribution to AIkido’s stockholders on registration statements on Form S-1.

Alderaan Group, LLC

On January 1, 2019, we entered into a Project Management Agreement with Alderaan Group, LLC (“Alderaan”), a company in which Kenneth Rice, a member of our board of directors, is the Chief Executive Officer. Pursuant to the terms of the Project Management Agreement, Alderaan provides us with certain services including assistance with certain clinical trials of BioLexa, non-clinical work, material production and stability studies, expansion efforts with respect to intellectual property and providing support with respect to our acquisition efforts. During the year ended December 31, 2019, we paid Alderaan an aggregate of $145,000 pursuant to such agreement.

Related Person Transaction Policy

We have adopted a formal policy regarding approval of transactions with related parties. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of our total assets at the end of our last completed fiscal year. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

PROPOSAL 2: RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and our Board has directed that management submit the appointment of Withum as the Company’s independent registered public accounting firm for ratification by the shareholders at the 2020 Annual Meeting. Representatives of Withum are expected to be virtually present at the 2020 Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. Withum was appointed to serve as our independent registered public accounting firm in February 2018.

Shareholder ratification of the appointment of Withum as the Company’s independent registered public accounting firm is not required law. However, our Board is submitting the audit committee’s appointment of Withum to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the audit committee will reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its shareholders.

Independent Registered Public Accountants’ Fee

The following table sets forth the aggregate fees billed by Withum as described below:

	2019	2018

Audit Fees	152,011	71,400
Audit Related Fees	-	-
Tax Fees	6,232	1,525
All Other Fees	-	-
Total	158,243	72,925

Audit Fees: Audit Fees consist of fees billed for professional services performed by Withum for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements.

Audit-Related Fees: Audit Related Fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees: Tax Fees consist of fees for professional services, including tax compliance performed by Withum.

All Other Fees: There were no such fees incurred by the Company in the fiscal years ended December 31, 2019 and 2018.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2019 and 2018 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

Recommendation of our Board

Our Board recommends a vote “FOR” the ratification of the appointment of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our capital stock outstanding as of the Record Date by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock;

●	each of our directors and director nominees;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

The percentage ownership information is based on 11,595,273 shares of common stock outstanding as of the Record Date. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, NY 10020.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage
Directors and Named Executive Officers:
Robb Knie	1,058,255	(1)	8.93%
Vadim Mats	72,500	(2)	*
Kenneth Rice (3)	811,944	(4)	6.98%
David Sarnoff	51,657	(5)	*
Jane H. Behrmann	77,817	(6)	*
Graig Springer	276	(7)	*
Wayne Linsley	276	(8)	*
All Named Executive Officers and Directors as a Group (7 persons)	2,072,725		17.27%
5% or Greater Stockholders:
AIkido Pharma Inc. (9) One Rockefeller Plaza New York, NY 10020	1,600,516		13.80%
Chelexa Biosciences, Inc. (3) P.O. Box 7122 Lowell, MA 01852	726,944		6.27%
Matthew Eitner (10) 521 Fifth Avenue, 12th Floor New York, NY 10175	785,020	(11)	6.77%
Laidlaw Holdings Ltd.	999,499	(12)	8.57%
Kevin Poor 750 Beulahs Lane Idaho Falls, ID 83401	937,500	(13)	7.96%

*	Represents beneficial ownership of less than 1%.

(1)	Includes an option to purchase up to 250,000 shares of the Company’s common stock.

(2)	Includes an option to purchase up to 35,000 shares of the Company’s common stock.

(3)	Kenneth Rice is the Executive Chairman of Chelexa and in such capacity has voting and dispositive power over the securities held by such entity.

(4)	Includes (i) 50,000 shares of common stock held by Kenneth Rice, (ii) 726,944 shares of common stock held by Chelexa and (ii) an option to purchase up to 35,000 shares of the Company’s common stock held by Kenneth Rice.

(5)	Excludes 9,731 shares of common stock which vest in equal installments over an 8 month period.

(6)	Includes an option to purchase up to 50,000 shares of the Company’s common stock.

(7)	Excludes 3,057 shares of common stock which vest in equal installments over a 33 month period.

(8)	Excludes 3,057 shares of common stock which vest in equal installments over a 33 month period.

(9)	Pursuant to the Form 5 filed by AIkido on February 27, 2020, the board of directors of AIkido appointed a committee of 3 members to exercise voting and dispositive power over the securities held by AIkido.

(10)	Matthew Eitner is the Chief Executive Officer of Laidlaw & Company (UK) Ltd. (“Laidlaw”). Matthew Eitner disclaims beneficial ownership of the securities owned by Laidlaw and Laidlaw Holdings Ltd.

(11)	Includes (i) 765,000 shares of common stock held by Matthew Eitner, (ii) 1,084 shares of common stock held by Matthew Eitner as UTMA custodian for Brynn E. Eitner, (iii) 2,050 shares of common stock held by Matthew Eitner as UTMA custodian for Luke S. Eitner, (iv) 2,035 shares of common stock held by Matthew Eitner as UTMA custodian for Matthew J. Eitner, (v) 11,101 shares of common stock held by Matthew D. Eitner SEP IRA and (vi) 3,750 shares of common stock underlying warrants to purchase common stock held by Matthew Eitner. Matthew Eitner is the Trustee of the Matthew D. Eitner SEP IRA and in such capacity has voting and dispositive power over the securities held by such IRA.

(12)	Includes (i) 926,272 shares of common stock held by Laidlaw, (ii) warrants to purchase 70,138 shares of common stock held by Laidlaw and (iii) warrants to purchase 3,089 shares of common stock held by Laidlaw Holdings Ltd. Laidlaw is a subsidiary of Laidlaw Holdings Ltd. Accordingly, Laidlaw Holdings Ltd. has the right to vote and dispose of the securities held by Laidlaw.

(13)	Includes (i) 750,000 shares of common stock and (ii) 187,500 shares of common stock underlying warrants to purchase common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, based solely upon a review of Forms 3, 4, and 5 filed with the SEC during the fiscal year ended December 31, 2019, we believe that, except as set forth below, our directors, executive officers, and greater than 10% beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2019.

●	Robb Knie failed to report one transaction on time on a Form 3;

●	Anthony Hayes failed to report two transactions on time on a Form 3;

●	David Sarnoff failed to report one transaction on time on a Form 3;

●	Kenneth Rice failed to report two transactions on time on a Form 3;

●	Vadim Mats failed to report one transaction on time on a Form 3;

●	James Ahern failed to report one transaction on time on a Form 3;

●	Matthew Eitner failed to report three transactions on time on a Form 3 and two transactions on time on a Form 4;

●	Kevin Jess Poor failed to report two transactions on time on a Form 3 and two transactions on time on a Form 4; and

●	AIkido Pharma Inc. failed to report four transactions on time on a Form 5.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holder	525,000	$5.32	299,013
Equity compensation plans not approved by security holder	-	-	-
Total	525,000		299,013

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2021 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) must submit the proposal to us at our corporate headquarters no later than January 29, 2021, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. In the event the date of the 2021 Annual Meeting has been changed by more than 30 days from the date of the 2020 Annual Meeting, shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting must submit the proposal to us at our corporate headquarters no later than a reasonable time before we begin to print and send our proxy materials for our 2021 Annual Meeting.

Shareholders who intend to present a proposal at our 2021 Annual Meeting without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Secretary so that such notice is received by our Secretary at our principal executive offices on or after March 2, 2021 but no later than April 1, 2021; provided, however, in the event that the 2021 Annual Meeting occurs on a date that is not within 25 days before or after the anniversary date of the 2020 Annual Meeting, notice of such proposal must be received by our Secretary no later than the close of business on the 10th day following the day on which such notice of the date of the 2021 Annual Meeting is mailed or public disclosure of the date of the 2021 Annual Meeting is made, whichever first occurs. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple shareholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered shareholders and beneficial owners of shares held in street name.

Registered Shareholders

If you are a registered shareholder and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (646) 756-2997 or by mail at 1 Rockefeller Plaza, Suite 1039, New York, NY 10020. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement, or Notice to a shareholder at a shared address to which a single copy of the documents was delivered.

If you are a registered shareholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered shareholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered shareholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Shareholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

ANNUAL REPORT

This proxy statement is accompanied by our 2019 Annual Report on Form 10-K for the fiscal year ending December 31, 2019 (the “Annual Report”) which includes our audited financial statements. We have filed the 2019 Annual Report with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.hoththerapeutics.com. In addition, upon written request to the Company’s Corporate Secretary at 1 Rockefeller Plaza, Suite 1039, New York, NY 10020, we will mail a paper copy of our 2019 Annual Report including the financial statements and the financial statement schedules, to you free of charge.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the shareholders at the 2020 Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All shareholders are urged to complete, sign and return the proxy card.

HOTH THERAPEUTICS, INC.
ONE ROCKEFELLER PLZ, SUITE 1039
NEW YORK, NY 10020

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/29/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

DURING THE MEETING - Go to www.virtualshareholdermeeting.com/HOTH2020
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/29/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following director nominees:

1. Election of Directors to be elected for terms expiring in 2021.

Nominees

	For	Against	Abstain
1a. Robb Knie	☐	☐	☐
1b. Vadim Mats	☐	☐	☐
1c. Kenneth Rice	☐	☐	☐
1d. David Sarnoff	☐	☐	☐
1e. Graig Springer	☐	☐	☐
1f. Wayne Linsley	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

0000469830_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

HOTH THERAPEUTICS, INC.
Annual Meeting of Shareholders
June 30, 2020
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robb Knie with power of substitution, as proxy and attorney-in-fact and hereby authorizes him to represent and vote, as provided on the other side, all the shares of Hoth Therapeutics, Inc.'s common stock which the undersigned is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the 2020 Annual Meeting of Shareholders of the company to be held June 30, 2020, virtually via live webcast at www.virtualshareholdermeeting.com/HOTH2020, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000469830_2 R1.0.1.18